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                                                                    EXHIBIT 5.01


                         [Fenwick & West LLP Letterhead]
                                  July 9, 1999

Hybrid Networks, Inc.
6409 Guadalupe Mines Road
San Jose, CA  95120-5000

Gentlemen/Ladies:

         At your request, we have examined the Registration Statement on Form S-9 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about July 12, 1999 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,500,000 shares of your Common Stock (the "Stock"), subject to issuance by you upon the exercise of stock options granted or to be granted by you under your 1999 Stock Option Plan and your 1999 Officer Stock Option Plan. (The plans referred to above are collectively referred to in this letter as the "Plans.") In rendering this opinion, we have examined the following:

         (1) your annual report on Form 10-K for the year ended December 31, 1998 and your quarterly report on Form 10-K for the three months ended March 31, 1999, both of which were filed with the Commission on June 14, 1999, together with the exhibits filed as a part thereof;

         (2) your registration statement on Form 8-A (File Number 000-23289) filed with the Commission on October 30, 1997;

         (3) the Registration Statement, together with the Exhibits filed as a part thereof, including the Plans.

         (4)   the stock option grant and exercise agreements under the Plans;

         (5) the Prospectuses prepared in connection with the Registration Statement;

         (6) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books that are in our possession;

         (7)   the stock records that you have provided to us; and

         (8) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing factual and other representations.

     In our examination of documents for purposes of this opinion, we have assumed, and


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express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or nonexistence of any other factual matters; HOWEVER, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

     Based upon the foregoing, it is our opinion that the 2,500,000 shares of Stock that may be issued and sold by you upon the exercise of stock options granted or to be granted under the Plans, when issued and sold in accordance with the applicable plan and stock option agreements to be entered into thereunder, and in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                Very truly yours,

                                /s/ Fenwick & West LLP

                                FENWICK & WEST LLP